FORM OF DISTRIBUTION AGREEMENT

[    ]

60 State Street

Boston, Massachusetts 02109

[    ], 2021

Amundi Distributor US, Inc.

60 State Street

Boston, Massachusetts 02109

Re: Distribution Agreement Relating to At-the-Market Offerings

Ladies and Gentlemen:

[    ] is a Maryland corporation operating as a closed-end management investment company (hereinafter referred to as the “Fund”). The Fund has filed a registration statement on Form N-2 (File Nos. 333-[    ] and 811-[    ]) (the “Registration Statement”) pursuant to the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (the “1933 Act”), to register additional common shares of the Fund, which may be issued and sold from time to time through various specified transactions, including at-the-market (“ATM”) offerings.

You have informed us that Amundi Distributor US, Inc. is registered as a broker-dealer under the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is a member in good standing with the Financial Industry Regulatory Authority, Inc. (“FINRA”). You have indicated your desire to act as distributor for the Fund’s common shares issued pursuant to the Registration Statement. We have been authorized by the Fund to execute and deliver this Agreement to you by a resolution of our Board of Directors (the “Directors”) adopted at a meeting of the Directors, at which a majority of Directors, including a majority of our Directors who are not otherwise interested persons of our investment manager or its related organizations, were present and voted in favor of said resolution approving this Agreement.

1.    APPOINTMENT OF DISTRIBUTOR. Upon the execution of this Agreement and in consideration of the agreements on your part herein expressed and upon the terms and conditions set forth herein, we hereby appoint you as the distributor for up to [    ] of the common shares of the Fund to be issued pursuant to the Registration Statement through ATM offerings (the “Shares”) and agree that we will issue such Shares as you may sell. You agree to use reasonable efforts to identify opportunities for the sale of Shares, but you are not obligated to sell any specific number of the Shares. The Shares will only be sold on such days as shall be agreed to by you and the Fund.

2.    SELECTED DEALERS. You may enter into selected dealer agreements, on such terms and conditions as you determine are not inconsistent with this Agreement, with broker-dealers to act as your agent to effect the sale of the Shares. Such selected broker-dealers shall sell Shares only at market prices subject to a minimum price to be established each day by you and the Fund (see paragraph 3 below). This Agreement shall not be construed as authorizing any dealer or other person to accept orders for sale on our behalf or to otherwise act as our agent for any purpose. You shall not be responsible for the acts of other dealers or agents except as and to the extent that they shall be acting for you or under your direction or authority.

3.    SHARE PRICE. The price per Share shall be determined by reference to trades on the Fund’s primary exchange. In no event shall the price be less than the current net asset value per share plus the per share amount of the commission to be paid to you (the “Minimum Price”). You shall suspend the sale of Shares if the per share price of the Shares is less than the Minimum Price.

4.    SALES COMMISSION.

(a) You shall be entitled to receive a sales commission from the Fund in an amount equal to [    ]% of the gross sales price per Share, of which [    ]% will be re-allowed to the sub-sales agent.

(b) You may pay to selected broker-dealers such selling agent commissions (not exceeding [    ]% of the total sales commission) (the “ATM Sales Agent Commission”) as you shall deem advisable, which shall be payable from the commissions payable to you under Section 4(a) above.

5.    FURNISHING OF INFORMATION. We will furnish you with copies of the Registration Statement, and we warrant that the statements therein contained are true and correct as of the date of the Registration Statement, as it may be amended or supplemented from time to time. We will also furnish you with such other information that you may reasonably request for use in connection with the distribution of the Shares, including, at least annually, audited financial statements of our books and accounts certified by independent public accountants.

6.    CONDUCT OF BUSINESS. Other than the currently effective Prospectus and Statement of Additional Information, you will not use any sales materials or statements except literature or advertising that conforms to the requirements of federal and state securities laws and regulations and that have been filed, where necessary, with the appropriate regulatory authorities. You will furnish us with copies of all material prior to their use and no such material shall be published if we shall reasonably and promptly object.

You shall comply with the applicable federal and state laws and regulations where our shares are offered for sale and conduct your affairs with us and with dealers, brokers or investors in accordance with the Conduct Rules of FINRA.

7.    INDEMNIFICATION.

(a) The Fund agrees to indemnify, defend and hold you, your officers, and Directors, and any person who controls you within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands or liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which you, your officers, Directors or any such controlling persons may incur under the 1933 Act, the 1934 Act, or under common law or otherwise, arising out of or based upon (i) any untrue statement of a material fact contained in the Fund’s Registration Statement or arising out of or based upon any alleged omission to state a material fact required to be stated in it or necessary to make the statements in it not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by you to the Fund for use in the Registration Statement, (ii) any untrue statement of a material fact contained in the Fund’s advertisement or sales literature or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by you to the Fund for use in such advertisement or sales literature or (iii) any action taken or omitted by the Fund prior to the date of this Agreement. You agree to comply with all of the applicable terms and provisions of the 1934 Act.

(b) You agree to indemnify, defend, and hold the Fund, its officers, Directors, employees shareholders and agents, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Fund, its Directors, officers, employees, shareholders and agents, or any such controlling person may incur under the 1933 Act, the 1934 Act or under common law or otherwise arising out of or based upon any untrue statement of a material fact contained in information furnished in writing by you to the Fund for use in the Registration Statement, or arising out of or based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement necessary to make such information not misleading.

A party seeking indemnification hereunder (“Indemnitee”) shall give prompt written notice to the party from whom indemnification is sought (“Indemnitor”) of a written assertion or claim of any threatened or pending legal proceeding which may be subject to indemnity under this Section; provided, however, that failure to notify the Indemnitor of such written assertion or claim shall not relieve the indemnitor of any liability arising from this Section. The Indemnitor shall be entitled, if it so elects, to assume the defense of any suit brought to enforce a claim subject to this Agreement and such defense shall be conducted by counsel chosen by the Indemnitor and satisfactory to the Indemnitee; provided, however, that if the defendants include both the Indemnitee and the Indemnitor, and the Indemnitee shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnitor (“conflict of interest”), the Indemnitor shall have the right to select separate counsel to defend such claim on behalf of the Indemnitee. In the event that the Indemnitor elects to assume the defense of any suit pursuant to the preceding sentence and retains counsel satisfactory to the Indemnitee, the Indemnitee shall bear the fees and expenses of additional counsel retained by it except for reasonable investigation costs which shall be borne by the Indemnitor. If the Indemnitor (i) does not elect to assume the defense of a claim, (ii) elects to assume the defense of a claim but chooses counsel that is not satisfactory to the Indemnitee or (iii) has no right to assume the defense of a claim because of a conflict of interest, the Indemnitor shall advance or reimburse the Indemnitee, at the election of the Indemnitee, reasonable fees and disbursements of any counsel retained by Indemnitee, including reasonable investigation costs.

8.    OTHER ACTIVITIES. Your services pursuant to this Agreement shall not be deemed to be exclusive and you may render similar services and act as an underwriter, distributor, or dealer for other investment companies in the offering of their shares.

9.    SUSPENSION OF SALES. We reserve the right at all times to suspend or limit the offering of the shares upon written notice to you and to reject any order in whole or in part.

10.    PAYMENT OF EXPENSES.

(a) You shall bear all expenses incurred by you in connection with your duties and activities under this Agreement including the payment to selected dealers of any sales commissions for sales of the Fund’s Shares.

(b) The Fund shall bear all costs and expenses of the Fund, including expenses (including legal fees) pertaining to the preparation and filing of the Registration Statement and Prospectus and any amendment or supplement thereto, and expenses pertaining to the preparation, printing and distribution of any reports or communications to shareholders, including Prospectuses and Statements of Additional Information, annual and interim reports, or proxy materials.

11.    TERMINATION. This Agreement (i) may be terminated by the Fund at any time without the payment of any penalty and (ii) may be terminated by you at any time without the payment of any penalty. This Agreement shall remain in full force and effect unless terminated pursuant to this provision or by the mutual agreement of the parties.

12.    MISCELLANEOUS. This Agreement shall be subject to the laws of the Commonwealth of Massachusetts and shall be interpreted and construed to further and promote the operation of the Fund as a closed-end management investment company.

13.    STANDARD OF CARE. You shall be responsible for exercising reasonable care in carrying out the provisions of this Agreement.

If the foregoing meets with your approval, please acknowledge your acceptance by signing each of the enclosed counterparts hereof and returning such counterparts to us, whereupon this shall constitute a binding agreement as of the date first above written.

Very truly yours,

[ ]

Name:
Title:

Amundi Distributor US, Inc.

Name:
Title: